SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) A special meeting of shareholders of ECB Bancorp, Inc. (the “Company”) was held on March 20, 2013. The matters considered and voted on by the shareholders at the special meeting, and the vote of the shareholders, were as follows:

1.	The proposal to approve the Agreement and Plan of Merger, dated as of September 25, 2012, by and between the Company and Crescent Financial Bancshares, Inc. was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes

1,608,994	811,986	423	—

2.	The non-binding advisory resolution approving compensation payable to the named executive officers of the Company in connection with the transactions contemplated by the Agreement and Plan of Merger was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes

1,469,676	835,479	116,248	—

Item 8.01	Other Events.

On March 20, 2013, the Company issued a press release announcing the receipt of shareholder approval of its pending merger with Crescent Financial Bancshares, Inc. A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release Dated March 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date:	March 22, 2013	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer